Exhibit 10.33

Execution Copy

DATED 26 September 2005

CAPITAL BANK plc

(acting as principal and as agent)

VANGUARD RENTAL (UK) LIMITED

(formerly ANC Rental Corporation (UK) Limited)

and

VANGUARD RENTAL (HOLDINGS) LIMITED

(formerly ANC Rental Corporation (Holdings) Limited)

DEED OF AMENDMENT AND RESTATEMENT

relating to

Self Drive Hire Rental Master Agreement
dated 27 March 1998

DWF

Centurion House

129 Deansgate

Manchester

M3 3AA

CONTENTS

1.	Definitions and Construction	2
2.	Consent to Amend	4
3.	Amendment and Restatement of SDHRA	4
4.	Schedules	4
5.	Confirmation of Guarantor	5
6.	Representations and Warranties	5
7.	Expenses	5
8.	Miscellaneous	6
9.	Governing Law and Jurisdiction	6
SIGNATURE PAGE		7
APPENDIX		8
Amended and Restated SDHRA		8

THIS DEED OF AMENDMENT AND RESTATEMENT is dated 26 September 2005 and made between:

(1)           CAPITAL BANK plc (Company No. 392902) of Capital House, Queens Park Road, Handbridge, Chester, CH88 3AN (“CAPITAL”) acting as principal and as agent on behalf of each of the following companies:

CAPITAL BANK LEASING 1 LIMITED
CAPITAL BANK LEASING 2 LIMITED
CAPITAL BANK LEASING 3 LIMITED
CAPITAL BANK LEASING 4 LIMITED
CAPITAL BANK LEASING 5 LIMITED
CAPITAL BANK LEASING 6 LIMITED
CAPITAL BANK LEASING 7 LIMITED
CAPITAL BANK LEASING 8 LIMITED
CAPITAL BANK LEASING 9 LIMITED
CAPITAL BANK LEASING 10 LIMITED
CAPITAL BANK LEASING 11 LIMITED
CAPITAL BANK LEASING 12 LIMITED
ILC ASSET FINANCE LIMITED
ILC HARVEST FINANCE LIMITED
ILC LEASING LIMITED
ILC OPERATING LEASING LIMITED

(together with CAPITAL, the “Companies” and each a “Company”);

(2)           VANGUARD RENTAL (UK) LIMITED (Company No. 1089057) whose registered office is at James House, 55 Welford Road, Leicester, LE2 7AR (the “Lessee”); and

(3)           VANGUARD RENTAL (HOLDINGS) LIMITED (Company No. 915008) whose registered office is at James House, 55 Welford Road, Leicester, LE2 7AR (the “Guarantor”).

BACKGROUND:

(A)          This Deed is supplemental to the self drive hire master rental agreement dated 27 March 1998 and made between CAPITAL (acting as principal and as agent on behalf of the Companies) and the Lessee, whereby CAPITAL and the Companies agreed to lease, and the Lessee agreed to take on lease, certain vehicles on the terms specified therein.

(B)           Pursuant to the Accession Agreement the ILC Companies became party to the master lease agreement mentioned in paragraph (A) above.

(C)           Pursuant to the Original Guarantee and the Guarantor’s Deed, the Guarantor has guaranteed, inter alia, the obligations of the Lessee under the SDHRA.

(D)          The parties to this Deed wish to make certain amendments to and restate the SDHRA upon and subject to the terms of this Deed.

IT IS AGREED as follows:

1.             DEFINITIONS AND CONSTRUCTION

1.1           Definitions

In this Deed:

“Accession Agreement”	means the accession and variation agreement dated 3 December 2004 and made between the ILC Companies, CAPITAL (as principal and as agent) and the Lessee in relation to the SDHRA;

“Amended and Restated SDHRA”	means the SDHRA as amended and restated pursuant to this Deed and shall, where the context permits, include any Schedule or Lease Contract;

“Effective Date”	means the date of this Deed;

“Guarantor’s Deed”	means the guarantor’s deed dated 3 December 2004 and made between the ILC Companies, CAPITAL (as principal and as agent) and the Lessee in connection with, inter alia, the Accession Agreement;

“ILC Companies”	means each of ILC Asset Finance Limited, ILC Harvest Finance Limited, ILC Leasing Limited and ILC Operating Leasing Limited;

“Lease Contract”	shall have the meaning given to such term in the Amended and Restated SDHRA;

“Original Guarantee”	means the guarantee dated 29 April 2002 and made by the Guarantor in favour of the Companies;

“Reservations”	means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a Court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim; and

(c) similar principles, rights and defences under any relevant laws of England and Wales;

“Schedule”	shall have the meaning given to such term in the SDHRA;

“SDHRA”

means the master self drive hire rental agreement dated 27 March 1998 and made between CAPITAL (acting as principal and as agent) and the Lessee as such agreement has been amended and supplemented, from time to time;

“Tax Addendum”	means the addendum to the SDHRA dated 27 March 1998 concerning amendments to paragraphs 2.3.4; 2.3.6; and 2.3.9 of the SDHRA and made between CAPITAL and the Lessee.

1.2           Construction

In this Deed:

(a)           any reference to:

(i)            an “Act” is a reference to an Act of Parliament of the United Kingdom of Great Britain and Northern Ireland;

(ii)           “this Deed” or any other agreement or instrument is a reference to this Deed or that other agreement or instrument as amended, restated, supplemented, waived or novated from time to time;

(iii)          a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(iv)          “CAPITAL”, any “Company”, the “Lessee” or the “Guarantor” shall, where the context permits, include such person’s successors and permitted assigns and any persons deriving title under such person;

(v)           a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(vi)          a provision of law is a reference to that provision as amended or re-enacted;

(vii)         a recital, clause or appendix is a reference to a recital of, a clause of or appendix to this Deed; and

(viii)        a time of day is a reference to London time;

(b)           words importing the plural include the singular (and vice versa);

(c)           the ejusdem generis rule shall not apply and accordingly the interpretation of general words shall not be restricted by being preceded by words including a particular class of acts, matters or things or by being followed by particular examples; and

(d)           section, clause and appendix headings are for ease of reference only.

2.             CONSENT TO AMEND

The Lessee, the Guarantor and the Companies hereby consent to the amendments to the SDHRA provided for in this Deed.

3.             AMENDMENT AND RESTATEMENT OF SDHRA

With effect on and from the Effective Date, the SDHRA shall be amended and restated to read as set out in the Appendix to this Deed and the Lessee and the Companies agree to be bound by the Amended and Restated SDHRA.

4.             SCHEDULES

4.1           With effect from the Effective Date:

(a)           each Schedule shall be deemed to have been entered into pursuant to the Amended and Restated SDHRA; and

(b)           the lease of any vehicle the subject of a Schedule shall become subject to the terms and conditions of the Amended and Restated SDHRA.

4.2           Notwithstanding clause 4.1 and in relation to each Schedule:

(a)           clause 4.3 of the Amended and Restated SDHRA shall not apply to such Schedule and each such Schedule shall, for the purposes of the Amended and Restated SDHRA, be subject to the assumptions set out in clauses 2.3 of the SDHRA (as amended by the Tax Addendum). References to clause 4.3 in the Amended and Restated SDHRA shall, in relation to each Schedule, be construed as references to clause 2.3 of the SDHRA and the Amended and Restated SDHRA shall be interpreted accordingly;

(b)           references to “Lease Contract” in the Amended and Restated SDHRA shall be construed as references to such Schedule;

(c)           the following terms shall have the following meanings:

(i)            “Primary Period” shall have the meaning given to the term “Lease Term” in the Amended and Restated SDHRA;

(ii)           “Lessor Risk Amount” shall have the meaning given to such term in the Amended and Restated SDHRA except that:

(1)           reference in the first paragraph of that definition to “less the percentage thereof of Cost so specified in the applicable Lease Contract” shall be construed as being a reference to “less 10% of Cost”;

(2)           the excess mileage charge in respect thereof shall be £0.08 per mile; and

(3)           the delayed delivery charge in respect thereof shall be £15 per day;

(d)           references in Part III of the Schedules to “Clause 9” and “Clause 9.7” shall refer, respectively, to clause 11 and clause 11.7 of the Amended and Restated SDHRA.

5.             CONFIRMATION OF GUARANTOR

The Guarantor confirms that its obligations under each of the Original Guarantee and the Guarantor’s Deed shall remain in full force and effect in respect of the Lessee’s obligations under the Amended and Restated SDHRA and that the obligations under this Deed and the Amended and Restated SDHRA constitute obligations included within each of the Original Guarantee and the Guarantor’s Deed.

6.             REPRESENTATIONS AND WARRANTIES

Each of the parties to this Deed represents and warrants to the other parties that:

(a)           Corporate power: it has power to execute, deliver and perform its obligations under this Deed; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of this Deed and this Deed constitutes its valid and legally binding obligations enforceable in accordance with its terms subject to the Reservations;

(b)           No conflict with other obligations: its execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Deed by it will not (i) contravene any material existing applicable law, statute, rule or regulation or any judgment, decree or permit to which it is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any material agreement or other instrument to which it is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any material provision of its Memorandum and Articles of Association, or (iv) result in the creation or imposition of or oblige it to create any security interest over any of its undertaking, assets, rights or revenues; and

(c)           Consents obtained: every consent, authorisation, licence or approval of or registration with or declaration to, governmental or public bodies or authorities or courts required by such party to authorise, or required by such party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Deed or the performance by it of its obligations under this Deed has been obtained or made and is in full force and effect and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same.

7.             EXPENSES

The Lessee shall pay any reasonable out-of-pocket fees, costs and expenses incurred by CAPITAL in connection with the negotiation, preparation and execution of this Deed.

8.             MISCELLANEOUS

8.1           Continuation of the SDHRA

Save as amended and restated by this Deed, the provisions of the SDHRA shall continue in full force and effect and the Amended and Restated SDHRA and this Deed shall be read and construed as one instrument.

8.2           Counterparts

This Deed may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

8.3           Contract (Rights of Third Parties) Act 1999

No person who is not a party to this Deed shall be entitled to enforce any term of this Deed pursuant to the Contracts (Rights of Third Parties) Act 1999.

9.             GOVERNING LAW AND JURISDICTION

9.1           This Deed is governed by English law.

9.2           The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed).

This Deed has been entered into on the date stated at the beginning of this Deed.

SIGNATURE PAGE

EXECUTED as a deed	)
for and on behalf of	)
CAPITAL BANK plc	)	/s/ [ILLEGIBLE]
by	)	Authorised Signatory
affixing the Company Seal hereto
In the presence of:

/s/ [ILLEGIBLE]
Secretary

EXECUTED as a deed	)
for and on behalf of	)	/s/ [ILLEGIBLE]
VANGUARD RENTAL	)	Director
(UK) LIMITED	)
by	)
and by	)	/s/ [ILLEGIBLE]
Director/Secretary

EXECUTED as a deed	)
for and on behalf of	)	/s/ [ILLEGIBLE]
VANGUARD RENTAL	)	Director
(HOLDINGS) LIMITED	)
by	)
and by	)	/s/ [ILLEGIBLE]
Director/Secretary